News Release

Virtus Investment Partners Announces Financial Results for Fourth Quarter 2021

▪Earnings Per Share - Diluted of $6.29; Earnings Per Share - Diluted, as Adjusted, of $10.36
▪Total Sales of $8.7B; Net Flows of ($0.1B); Assets Under Management of $187.2B

Hartford, CT, February 4, 2022 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended December 31, 2021.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	12/31/2021	12/31/2020	Change	9/30/2021	Change

U.S. GAAP Financial Measures
Revenues	$266.3	$171.6	55%	$252.1	6%
Operating expenses	$182.6	$120.7	51%	$158.8	15%
Operating income (loss)	$83.7	$50.9	64%	$93.3	(10%)
Operating margin	31.4%	29.7%		37.0%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$49.8	$43.3	15%	$58.7	(15%)
Earnings (loss) per share - diluted	$6.29	$5.40	16%	$7.36	(15%)
Weighted average shares outstanding - diluted	7.929	8.026	(1%)	7.984	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$232.6	$153.5	52%	$217.7	7%
Operating expenses, as adjusted	$115.8	$91.6	26%	$107.6	8%
Operating income (loss), as adjusted	$116.8	$61.9	89%	$110.1	6%
Operating margin, as adjusted	50.2%	40.3%		50.6%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$82.1	$41.4	99%	$77.5	6%
Earnings (loss) per share - diluted, as adjusted	$10.36	$5.15	101%	$9.71	7%
Weighted average shares outstanding - diluted, as adjusted	7.929	8.026	(1%)	7.984	(1%)

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	12/31/2021	12/31/2020	Change	9/30/2021	Change
Ending total assets under management	$187.2	$132.2	42%	$177.3	6%
Average total assets under management	$184.6	$121.1	52%	$179.6	3%
Total sales	$8.7	$8.9	(3%)	$7.6	14%
Net flows	$(0.1)	$2.7	N/M	$(0.6)	83%

N/M - Not Meaningful

Total assets under management increased 6% to $187.2 billion at December 31, 2021 from $177.3 billion at September 30, 2021 due to $6.3 billion of market performance and $5.1 billion of assets from the acquisition of Westchester Capital Management ("Westchester Capital") on October 1, 2021. In addition, the company had $3.8 billion of other fee earning assets compared with $3.7 billion at September 30, 2021.
Total sales increased 14% to $8.7 billion from $7.6 billion in the prior quarter and included growth in all product categories. Open-end fund sales of $4.1 billion increased 14% due to merger arbitrage, fixed income, and equity strategies. Institutional sales of $2.1 billion increased 16% from $1.8 billion in the prior quarter largely due to global equity mandates. Retail separate account sales of $2.2 billion increased 12% from $2.0 billion in the third quarter primarily due to sales of domestic equity strategies.
Net flows were essentially breakeven at ($0.1) billion as positive net flows in retail separate accounts, institutional, and exchange traded funds (ETFs) were offset by open-end fund net outflows. Retail separate accounts contributed positive net flows of $1.1 billion, up 44% sequentially, with continued net inflows in both the intermediary sold and private client channels. Institutional net flows of $0.5 billion, up sequentially from $0.1 billion, were positive for the fifth consecutive quarter and included new mandates at multiple affiliates. ETF net flows of $0.1 billion were primarily due to preferred security and real estate strategies. Open-end fund net flows of ($1.7) billion compared with ($1.5) billion in the prior quarter and largely reflected net outflows from emerging markets and domestic equity strategies, partially offset by positive net flows in leveraged finance and multi-asset strategies.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $83.7 million compared with $93.3 million in the prior quarter as a 6% increase in total revenues, due to higher average assets under management, was more than offset by a 15% increase in total operating expenses. The sequential increase in operating expenses included fair value adjustments to contingent consideration, as well as increased intangible asset amortization and higher employment and other operating expenses primarily due to the acquisition of Westchester Capital and growth in the business.
Net income attributable to Virtus Investment Partners, Inc. of $6.29 per diluted common share included ($1.16) of fair value adjustments to affiliate noncontrolling interests, ($1.14) of fair value adjustments to contingent consideration, ($0.47) of expense for a collateralized loan obligation ("CLO") reset transaction, ($0.28) of realized and unrealized losses on investments, and ($0.19) of acquisition and integration costs. Net income per diluted share in the prior quarter of $7.36 included ($1.36) of fair value adjustments to affiliate noncontrolling interests, ($0.27) of realized and unrealized losses on investments, and ($0.21) of acquisition and integration costs. The fair value adjustments to affiliate noncontrolling interests and contingent consideration reflected increases in the value of affiliate minority ownership and revenue participation liabilities, respectively.

The effective tax rate during the quarter of 31% compared with 26% in the prior quarter primarily due to changes in valuation allowances related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, increased 7% sequentially to $232.6 million due to a 3% increase in average assets under management and a higher average fee rate due to market performance and the addition of Westchester Capital.
Employment expenses, as adjusted, of $92.0 million, compared with $86.5 million in the third quarter, reflected higher profit- and sales-based variable compensation as well as the addition of Westchester Capital. Other operating expenses, as adjusted, of $22.9 million increased sequentially from $20.2 million due to growth of the business, the addition of Westchester Capital, and an increase in travel and related expenses.
Operating income, as adjusted, increased to $116.8 million from $110.1 million in the prior quarter due to higher revenues. The operating margin, as adjusted, of 50.2% compared with 50.6% in the third quarter.
Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted common share was $10.36, an increase of $0.65, or 7%, from $9.71 in the prior quarter and the company's highest reported level. The sequential increase primarily reflected higher revenues, as adjusted, as a result of higher average assets under management.
The effective tax rate, as adjusted, of 27% was unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	12/31/2021	12/31/2020	Change	9/30/2021	Change
Cash and cash equivalents	$378.9	$246.5	54%	$437.2	(13%)
Gross debt (1)	$274.3	$205.7	33%	$275.0	—%
Contingent consideration (2)	$162.6	$—	N/M	$137.7	18%
Redeemable noncontrolling interests (3)	$126.5	$87.5	45%	$118.9	6%
Total equity exc. noncontrolling interests	$828.3	$711.2	16%	$812.3	2%

Working capital (4)	$219.8	$172.0	28%	$345.5	(36%)
Net debt (cash) (5)	$(104.6)	$(40.8)	156%	$(162.2)	(36%)

(1)Excludes deferred financing costs of $8.0 million, $4.5 million, and $8.3 million, as of December 31, 2021, December 31, 2020, and September 30, 2021, respectively
(2)Represents estimates of AllianzGI-related revenue participation and Westchester Capital revenue earn out payments of $150.1 million and $12.5 million, respectively
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $12.4 million, $28.1 million, and $12.8 million as of December 31, 2021, December 31, 2020, and September 30, 2021, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, debt principal payments due over next 12 months and revenue participation amounts earned as of the balance sheet date and due within 12 months
(5)Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Working capital of $219.8 million at December 31, 2021 compared with $345.5 million at September 30, 2021 as net cash generated from the business was more than offset by $155.0 million of consideration for the acquisition of Westchester Capital as well as $25.0 million to repurchase 81,866 shares of common stock.
Acquisition of Stone Harbor Investment Partners
On January 1, 2022 the company completed its acquisition of Stone Harbor Investment Partners, a premier manager of emerging markets debt, multi-asset credit, global corporate, and other strategies with $14.7 billion of assets under management.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call
Management will host an investor conference call on Friday, February 4, 2022, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 1776729). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through February 11, 2022 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 1776729).

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2021	12/31/2020	Change	9/30/2021	Change	12/31/2021	12/31/2020	Change
Revenues
Investment management fees	$213,673	$144,715	48%	$201,133	6%	$781,585	$505,338	55%
Distribution and service fees	23,464	10,279	128%	23,293	1%	90,555	38,425	136%
Administration and shareholder service fees	27,615	16,407	68%	26,479	4%	102,531	59,463	72%
Other income and fees	1,510	245	N/M	1,159	30%	4,563	670	N/M
Total revenues	266,262	171,646	55%	252,064	6%	979,234	603,896	62%
Operating Expenses
Employment expenses	91,496	73,527	24%	87,345	5%	358,230	267,299	34%
Distribution and other asset-based expenses	36,032	20,686	74%	36,692	(2%)	141,039	77,010	83%
Other operating expenses	25,808	17,232	50%	22,800	13%	90,134	69,896	29%
Operating expenses of consolidated investment products	1,705	641	166%	639	167%	3,562	10,585	(66%)
Restructuring and severance	—	—	N/M	—	N/M	—	1,155	(100%)
Change in fair value of contingent consideration	12,400	—	N/M	—	N/M	12,400	—	N/M
Depreciation expense	906	1,100	(18%)	915	(1%)	3,900	4,660	(16%)
Amortization expense	14,262	7,529	89%	10,391	37%	44,481	30,127	48%
Total operating expenses	182,609	120,715	51%	158,782	15%	653,746	460,732	42%
Operating Income (Loss)	83,653	50,931	64%	93,282	(10%)	325,488	143,164	127%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	1,026	5,071	(80%)	(504)	N/M	3,907	7,139	(45%)
Realized and unrealized gain (loss) of consolidated investment products, net	2,980	10,768	(72%)	(2,801)	N/M	(1,761)	(1,965)	(10%)
Other income (expense), net	632	1,070	(41%)	1,001	(37%)	4,230	1,876	125%
Total other income (expense), net	4,638	16,909	(73%)	(2,304)	N/M	6,376	7,050	(10%)
Interest Income (Expense)
Interest expense	(2,322)	(2,692)	(14%)	(2,348)	(1%)	(9,240)	(11,894)	(22%)
Interest and dividend income	793	236	236%	269	195%	1,364	1,367	—%
Interest and dividend income of investments of consolidated investment products	20,765	25,697	(19%)	22,877	(9%)	90,080	109,648	(18%)
Interest expense of consolidated investment products	(18,056)	(15,179)	19%	(13,442)	34%	(60,398)	(85,437)	(29%)
Total interest income (expense), net	1,180	8,062	(85%)	7,356	(84%)	21,806	13,684	59%
Income (Loss) Before Income Taxes	89,471	75,902	18%	98,334	(9%)	353,670	163,898	116%
Income tax expense (benefit)	27,458	14,088	95%	25,823	6%	90,835	43,935	107%
Net Income (Loss)	62,013	61,814	—%	72,511	(14%)	262,835	119,963	119%
Noncontrolling interests	(12,173)	(18,499)	(34%)	(13,775)	(12%)	(54,704)	(40,006)	37%
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$49,840	$43,315	15%	$58,736	(15%)	$208,131	$79,957	160%
Earnings (Loss) Per Share - Basic	$6.54	$5.67	15%	$7.64	(14%)	$27.13	$10.49	159%
Earnings (Loss) Per Share - Diluted	$6.29	$5.40	16%	$7.36	(15%)	$26.01	$10.02	160%
Cash Dividends Declared Per Common Share	$1.50	$0.82	83%	$1.50	—%	$4.64	$2.98	56%
Weighted Average Shares Outstanding - Basic	7,623	7,641	—%	7,691	(1%)	7,672	7,620	1%
Weighted Average Shares Outstanding - Diluted	7,929	8,026	(1%)	7,984	(1%)	8,003	7,976	—%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	12/31/2020	03/31/2021	6/30/2021	9/30/2021	12/31/2021
By product (period end):
Open-End Funds (1)	$50,771	$72,164	$75,333	$73,044	$77,227
Closed-End Funds	5,914	11,664	11,993	11,721	12,068
Exchange Traded Funds	837	1,021	1,260	1,321	1,479
Retail Separate Accounts	29,751	37,244	40,578	41,528	44,538
Institutional Accounts	40,861	42,802	45,604	45,882	48,140
Structured Products	4,060	3,985	3,870	3,809	3,734
Total	$132,194	$168,880	$178,638	$177,305	$187,186

By product (average) (2)
Open-End Funds (1)	$47,782	$66,247	$74,126	$75,073	$78,916
Closed-End Funds	5,847	9,340	11,936	12,091	12,043
Exchange Traded Funds	683	890	1,159	1,295	1,387
Retail Separate Accounts	24,727	32,118	37,244	40,578	41,528
Institutional Accounts	37,989	41,764	44,538	46,739	46,959
Structured Products	4,068	3,985	3,875	3,803	3,734
Total	$121,096	$154,344	$172,878	$179,579	$184,567

By asset class (period end):
Equity	$86,268	$106,183	$113,751	$112,732	$116,546
Fixed Income	28,965	35,069	35,426	35,240	34,261
Multi-Asset (3)	12,201	22,498	23,668	23,641	24,853
Alternatives (4)	4,760	5,130	5,793	5,692	11,526
Total	$132,194	$168,880	$178,638	$177,305	$187,186

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (5)
(in basis points)

	Three Months Ended
	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021
By Product:
Open-End Funds (1)	51.8	48.0	46.4	46.3	49.3
Closed-End Funds	62.2	56.2	55.1	56.2	55.5
Exchange Traded Funds	3.3	6.7	14.0	10.4	6.5
Retail Separate Accounts	47.1	45.7	44.2	44.0	44.6
Institutional Accounts (6)	34.6	31.5	32.2	31.0	32.4
Structured Products	31.1	38.8	40.0	35.1	35.2
All Products (6)	44.9	43.1	42.5	42.0	43.7

(1)    Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(3)    Includes strategies with substantial holdings in at least two of the following asset classes: equity, fixed income and alternatives
(4)    Consists of event-driven, real estate securities, infrastructure, long/short, and other strategies
(5)    Represents investment management fees, as adjusted divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(6)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021
Institutional Accounts	3.9	0.6	0.7	0.5	0.6
All Products	1.2	0.2	0.2	0.1	0.1
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	12/31/2020	12/31/2021
Open-End Funds (1)
Beginning balance	$44,574	$50,771	$72,164	$75,333	$73,044	$43,824	$50,771
Inflows	4,285	5,853	4,743	3,635	4,135	17,055	18,366
Outflows	(3,527)	(5,258)	(4,987)	(5,103)	(5,870)	(16,890)	(21,218)
Net flows	758	595	(244)	(1,468)	(1,735)	165	(2,852)
Market performance	5,694	1,130	3,469	(745)	2,241	7,222	6,095
Other (2)	(255)	19,668	(56)	(76)	3,677	(440)	23,213
Ending balance	$50,771	$72,164	$75,333	$73,044	$77,227	$50,771	$77,227

Closed-End Funds
Beginning balance	$5,629	$5,914	$11,664	$11,993	$11,721	$6,748	$5,914
Inflows	5	—	—	3	19	25	22
Outflows	—	—	—	—	—	—	—
Net flows	5	—	—	3	19	25	22
Market performance	364	105	514	(114)	718	(387)	1,223
Other (2)	(84)	5,645	(185)	(161)	(390)	(472)	4,909
Ending balance	$5,914	$11,664	$11,993	$11,721	$12,068	$5,914	$12,068

Exchange Traded Funds
Beginning balance	$543	$837	$1,021	$1,260	$1,321	$1,156	$837
Inflows	218	175	232	174	211	438	792
Outflows	(40)	(77)	(92)	(65)	(73)	(448)	(307)
Net flows	178	98	140	109	138	(10)	485
Market performance	126	98	104	(30)	41	(254)	213
Other (2)	(10)	(12)	(5)	(18)	(21)	(55)	(56)
Ending balance	$837	$1,021	$1,260	$1,321	$1,479	$837	$1,479

Retail Separate Accounts
Beginning balance	$24,727	$29,751	$37,244	$40,578	$41,528	$20,414	$29,751
Inflows	2,181	2,699	2,273	2,003	2,240	6,452	9,215
Outflows	(914)	(896)	(833)	(1,231)	(1,125)	(2,960)	(4,085)
Net flows	1,267	1,803	1,440	772	1,115	3,492	5,130
Market performance	3,757	2,141	1,910	178	1,895	5,868	6,124
Other (2)	—	3,549	(16)	—	—	(23)	3,533
Ending balance	$29,751	$37,244	$40,578	$41,528	$44,538	$29,751	$44,538

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	12/31/2020	12/31/2021
Institutional Accounts
Beginning balance	$36,851	$40,861	$42,802	$45,604	$45,882	$32,859	$40,861
Inflows	2,252	1,884	2,302	1,808	2,099	8,967	8,093
Outflows	(1,687)	(1,868)	(2,184)	(1,727)	(1,625)	(7,512)	(7,404)
Net flows	565	16	118	81	474	1,455	689
Market performance	3,481	1,181	2,752	222	1,409	6,684	5,564
Other (2)	(36)	744	(68)	(25)	375	(137)	1,026
Ending balance	$40,861	$42,802	$45,604	$45,882	$48,140	$40,861	$48,140

Structured Products
Beginning balance	$4,163	$4,060	$3,985	$3,870	$3,809	$3,903	$4,060
Inflows	—	—	—	—	8	491	8
Outflows	(81)	(79)	(118)	(69)	(84)	(265)	(350)
Net flows	(81)	(79)	(118)	(69)	(76)	226	(342)
Market performance	9	35	33	36	29	91	133
Other (2)	(31)	(31)	(30)	(28)	(28)	(160)	(117)
Ending balance	$4,060	$3,985	$3,870	$3,809	$3,734	$4,060	$3,734

Total
Beginning balance	$116,487	$132,194	$168,880	$178,638	$177,305	$108,904	$132,194
Inflows	8,941	10,611	9,550	7,623	8,712	33,428	36,496
Outflows	(6,249)	(8,178)	(8,214)	(8,195)	(8,777)	(28,075)	(33,364)
Net flows	2,692	2,433	1,336	(572)	(65)	5,353	3,132
Market performance	13,431	4,690	8,782	(453)	6,333	19,224	19,352
Other (2)	(416)	29,563	(360)	(308)	3,613	(1,287)	32,508
Ending balance	$132,194	$168,880	$178,638	$177,305	$187,186	$132,194	$187,186

(1)     Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the effect on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	12/31/2021	12/31/2020	9/30/2021
Total revenues, GAAP	$266,262	$171,646	$252,064
Consolidated investment products revenues (1)	2,374	2,581	2,298
Investment management fees (2)	(12,567)	(10,403)	(13,396)
Distribution and service fees (2)	(23,465)	(10,283)	(23,296)
Total revenues, as adjusted	$232,604	$153,541	$217,670

Operating Expenses
Total operating expenses, GAAP	$182,609	$120,715	$158,782
Consolidated investment products expenses (1)	(1,705)	(641)	(639)
Distribution and other asset-based expenses (3)	(36,032)	(20,686)	(36,692)
Amortization of intangible assets (4)	(14,262)	(7,529)	(10,391)
Acquisition and integration expenses (5)	(14,454)	344	(2,271)
Other (6)	(374)	(580)	(1,230)
Total operating expenses, as adjusted	$115,782	$91,623	$107,559

Operating Income (Loss)
Operating income (loss), GAAP	$83,653	$50,931	$93,282
Consolidated investment products (earnings) losses (1)	4,079	3,222	2,937
Amortization of intangible assets (4)	14,262	7,529	10,391
Acquisition and integration expenses (5)	14,454	(344)	2,271
Other (6)	374	580	1,230
Operating income (loss), as adjusted	$116,822	$61,918	$110,111

Operating margin, GAAP	31.4%	29.7%	37.0%
Operating margin, as adjusted	50.2%	40.3%	50.6%

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

	Three Months Ended
Income (Loss) Before Taxes	12/31/2021	12/31/2020	9/30/2021
Income (loss) before taxes, GAAP	$89,471	$75,902	$98,334
Consolidated investment products (earnings) losses (1)	(517)	(3,292)	(315)
Amortization of intangible assets (4)	14,262	7,529	10,391
Acquisition and integration expenses (5)	14,454	(344)	2,271
Other (6)	374	580	1,410
Seed capital and CLO investments (gains) losses (7)	(1,285)	(18,798)	(2,110)
Income (loss) before taxes, as adjusted	$116,759	$61,577	$109,981

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$27,458	$14,088	$25,823
Tax impact of:
Amortization of intangible assets (4)	3,844	2,055	2,751
Acquisition and integration expenses (5)	3,896	(94)	601
Other (6)	(850)	706	717
Seed capital and CLO investments (gains) losses (7)	(2,880)	49	(779)
Income tax expense (benefit), as adjusted	$31,468	$16,804	$29,113

Effective tax rate, GAAPA	30.7%	18.6%	26.3%
Effective tax rate, as adjustedB	27.0%	27.3%	26.5%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Net Income (Loss) Attributable to Virtus Investment Partners, Inc.
Net income (loss) attributable to Virtus Investment Partners, Inc., GAAP	$49,840	$43,315	$58,736
Amortization of intangible assets, net of tax (4)	9,682	4,739	6,904
Acquisition and integration expenses, net of tax (5)	10,558	(250)	1,670
Other, net of tax (6)	10,455	12,405	11,534
Seed capital and CLO investments (gains) losses, net of tax (7)	1,595	(18,847)	(1,331)
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$82,130	$41,362	$77,513
Weighted average shares outstanding - diluted	7,929	8,026	7,984

Earnings (loss) per share - diluted, GAAP	$6.29	$5.40	$7.36
Earnings (loss) per share - diluted, as adjusted	$10.36	$5.15	$9.71

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

	Three Months Ended
Administration and Shareholder Services Fees	12/31/2021	12/31/2020	9/30/2021
Administration and shareholder service fees, GAAP	$27,615	$16,407	$26,479
Consolidated investment products fees (1)	50	65	3
Administration and shareholder service fees, as adjusted	$27,665	$16,472	$26,482

Employment Expenses
Employment expenses, GAAP	$91,496	$73,527	$87,345
Acquisition and integration expenses (5)	846	515	(429)
Other (6)	(346)	(580)	(445)
Employment expenses, as adjusted	$91,996	$73,462	$86,471

Other Operating Expenses
Other operating expenses, GAAP	$25,808	$17,232	$22,800
Acquisition and integration expenses (5)	(2,900)	(171)	(1,842)
Other (6)	(28)	—	(785)
Other operating expenses, as adjusted	$22,880	$17,061	$20,173

Total Other Income (Expense), Net,
Total other income (expense), net GAAP	$4,638	$16,909	$(2,304)
Consolidated investment products (1)	(2,866)	3,106	5,439
Seed capital and CLO investments (gains) losses (7)	(1,285)	(18,798)	(2,110)
Total other income (expense), net as adjusted	$487	$1,217	$1,025

Interest and Dividend Income
Interest and dividend income, GAAP	$793	$236	$269
Consolidated investment products (1)	979	898	744
Interest and dividend income, as adjusted	$1,772	$1,134	$1,013

Total Noncontrolling Interests
Total noncontrolling interests, GAAP	$(12,173)	$(18,499)	$(13,775)
Consolidated investment products (1)	517	3,292	315
Amortization of intangible assets (4)	(736)	(735)	(736)
Other (6)	9,231	12,531	10,841
Total noncontrolling interests, as adjusted	$(3,161)	$(3,411)	$(3,355)

Notes to Reconciliations:
Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	12/31/2021	12/31/2020	9/30/2021
Employment expenses	$(846)	$(515)	$429
Other operating expenses	2,900	171	1,842
Change in fair value of contingent consideration	12,400	—	—
Total Acquisition and Integration Expenses	$14,454	$(344)	$2,271

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

6.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs. Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.
Components of Other for the respective periods are shown below:

	Three Months Ended
Other	12/31/2021	12/31/2020	9/30/2021
Non-capitalized debt issuance costs	$28	$—	$785
Employment expense fair value adjustments	346	580	445
(Gain) / loss on extinguishment or modification of debt	—	—	180
Tax impact of adjustments	(101)	(158)	(373)
Other discrete tax adjustments	951	(548)	(344)
Affiliate minority interest fair value adjustments	9,231	12,531	10,841
Total Other	$10,455	$12,405	$11,534

Seed Capital and CLO Related
7.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 16.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward- looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2020 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) general domestic and global economic, political and pandemic conditions; (iii) inability to achieve the expected benefits of our strategic transactions; (iv) the ongoing effects of the COVID-19 pandemic and associated global economic disruption; (v) withdrawal, renegotiation or termination of investment advisory agreements; (vi) damage to our reputation; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse developments related to unaffiliated subadvisers; (xi) negative changes in key distribution relationships; (xii) interruptions in or failure to provide critical technological service by us or third parties; (xiii) loss on our investments; (xiv) lack of sufficient capital on satisfactory terms; (xv) adverse regulatory and legal developments; (xvi) failure to comply with investment guidelines or other contractual requirements; (xvii) adverse civil litigation and government investigations or proceedings; (xviii) unfavorable changes in tax laws or limitations; (xix) volatility associated with our common stock; (xx) inability to make quarterly common stock dividends; (xxi) certain corporate governance provisions in our charter and bylaws; (xxii) losses or costs not covered by insurance; (xxiii) impairment of goodwill or intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2020 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com